Bierwolf Nilson & Associates
Certified Public Accountants
1453 South Major Street
Sal Lake CIty Utah 84115
Telephone (801) 363-1175 Fax (801) 363-0615

A Partnership of Professional Corporations

Nephi J. Bierwolf, CPA
Troy F. Nilson, CPA



May 14, 2003


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Skyframes, Inc. (formerly Basic Energy, Inc.)

Ladies and Gentlemen:

We have read Item 4 of Skyframes, Inc.'s Form 8-K dated May 12, 2003 (Date of earliest event reported: May 12, 2003), and are in agreement with the statements contained in the paragraph therein.

Very truly yours,

/s/ Bierwolf, Nilson & Associates

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